UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): November 24, 2015

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Level 11,Vegetable Building, Industrial Park of the East City
Shouguang City, Shandong, 262700, P.R. China

(Address of principal executive offices and zip code)

+86 (536) 567-0008

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As described under Item 3.03 below, on November 24, 2015, Gulf Resources, Inc., a Delaware corporation (“Gulf Delaware” or the “Company”), consummated a merger (the “Reincorporation”) with and into its wholly-owned subsidiary, Gulf Resources, Inc., a Nevada corporation (“Gulf Nevada” or the “Registrant”), pursuant to the terms and conditions of an Agreement and Plan of Merger entered into by Gulf Nevada and Gulf Delaware on November 24, 2015 (the “Merger Agreement”), which is attached hereto as Exhibit 2.1. As a result of the Reincorporation, the Registrant is now a Nevada corporation.

Item 3.03 Material Modification to Rights of Security Holders

On November 24, 2015, Gulf Delaware consummated a merger with and into its wholly-owned subsidiary, Gulf Nevada. As a result of the Reincorporation, the Registrant is now a Nevada corporation.

Upon the effectiveness of the Reincorporation:

•
the affairs of the Company ceased to be governed by Delaware corporation laws, the Company's existing Certificate of Incorporation and the Company's existing By-laws, and the affairs of the Registrant became subject to Nevada corporation laws, Articles of Incorporation of Gulf Nevada and the Bylaws of Gulf Nevada;

•
the resulting Nevada corporation will (i) be deemed to be the same entity as the Delaware corporation for all purposes under the laws of Nevada, (ii) continue to have all of the rights, privileges and powers of the Delaware corporation, (iii) continue to possess all properties of the Delaware corporation, and (iv) continue to have all of the debts, liabilities and obligations of the Delaware corporation;

•
each outstanding share of the Delaware corporation’s common stock will continue to be an outstanding share of the Nevada corporation's common stock, and each outstanding option, warrant or other right to acquire shares of the Delaware corporation's common stock will continue to be an outstanding option, warrant or other right to acquire shares of the Nevada corporation's common stock;

•
each employee benefit plan, incentive compensation plan or other similar plan of the Delaware corporation will continue to be an employee benefit plan, incentive compensation plan or other similar plan of the Nevada corporation; and

•	each director and officer of the Delaware corporation will continue to hold their respective offices with the Nevada corporation.

The Reincorporation effected a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described in our proxy statement filed with the Securities and Exchange Commission on Schedule 14A on August 31, 2015.

The Reincorporation is not expected to affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of the Company after the Reincorporation. The Reincorporation itself will not result in any change in headquarters, business, jobs, management, location of any of the Company’s offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.

The foregoing description of the Agreement and Plan of Merger, the Nevada Articles of Incorporation and the Nevada Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Nevada Articles of Incorporation and the Nevada Bylaws, copies of which are attached as Exhibits 2.1, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

In connection with Gulf Delaware reincorporating from Delaware to Nevada as disclosed under Item 1.01 above, the Articles of Incorporation and Bylaws of Gulf Nevada, are now our new governing documents. For a description of the changes in the rights of stockholders due to the reincorporation, see our proxy statement filed with the Securities and Exchange Commission on Schedule 14A on August 31, 2015. Copies of the Articles of Incorporation and the Bylaws of Gulf Nevada are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger
3.1	Articles of Incorporation of Gulf Resources, Inc., a Nevada corporation
3.2	Bylaws of Gulf Resources, Inc., a Nevada corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

Dated: December 1, 2015